Exhibit 3.335

UNITED STATES OF AMERICA

State of Louisiana

Jay Dardenne
SECRETARY OF STATE

As Secretary of State, of the State of Louisiana, I do hereby Certify that a copy of a Conversion Application of

HAMILTON MEDICAL CENTER, INC.

Organized under the laws of Louisiana,

Converting the CORPORATION to a LIMITED LIABILITY COMPANY, and changing the name to

HAMILTON MEDICAL CENTER, LLC

Was filed and recorded in this Office on JUNE 26, 2009, with an effective date of JUNE 26, 2009.

In testimony whereof, I have hereunto set my hand and caused the Seal of my Office to be affixed at the City of Baton Rouge on,

June 26, 2009

WHE 34237085K 37081519

Secretary of State

CERTIFICATE SS 102 PRINTED SEAL (Rev. 11/06)

JAY DARDENNE
SECRETARY OF STATE
RECEIVED & FILED
DATE JUN 26 2009
APPLICATION FOR CONVERSION OF
HAMILTON MEDICAL CENTER, INC.
(a Louisiana corporation)
INTO
HAMILTON MEDICAL CENTER, LLC
(a Louisiana limited liability company)
1.	The name of the converting entity is Hamilton Medical Center, Inc. (“Converting Entity”)

2.	The name of the converted entity is Hamilton Medical Center, LLC (“Converted Entity”)

3.	The Converted Entity will be a Louisiana limited liability company

4.	The Converting Entity is continuing its existence in the organizational form of the Converted Entity.

5.	All issued and outstanding shares of Converting Entity (“Total Outstanding Shares”) held by the sole shareholder of the Converting Entity shall be converted into a 100% membership interest in the Converted Entity. To accomplish the foregoing, each of the Total Outstanding Shares shall be converted into a membership interest percentage equal to 100% divided by the Total Outstanding Shares, fully preserving any and all relative rights, preferences and limitations of each converted share.

6.	The conversion has been authorized and approved in accordance with R.S. 12:1602 and R.S. 12:1603

7.	The following information is provided in accordance with R.S. 12:1603(6)(a):
(a)	The name of the limited liability company is Hamilton Medical Center, LLC

(b)	The limited liability company is formed for the purpose of engaging in any lawful activity for which limited liability companies may be formed under the Louisiana Limited Liability Company Law (R.S. 12:1301 through R.S. 12:1369)

(c)	The limited liability company will be managed by managers.

(d)	The duration of the limited liability company will be perpetual.
Executed this 26th day of June, 2009.

By:	/s/ John M. Franck II
John M. Franck II, Manager

Jay Dardenne

Secretary of State

LIMITED LIABILITY COMPANY INITIAL REPORT (R.S. 12:1305 (E))
1.	The name of this limited liability company is: Hamilton Medical Center, LLC

2.	The location and municipal address, not a post office box only, of this limited liability company’s registered office:

5615 Corporate Blvd., Suite 400B, Baton Rouge, LA 70808

3.	The full name and municipal address, not a post office box only, of each of this limited liability company’s registered agent(s) is/are:

C T Corporation System, 5615 Corporate Blvd., Suite 400B, Baton Rouge, LA 70808

4.	The names and municipal addresses, not a post office box only, of the first managers, or the members:

John M. Franck II (manager) — One Park Plaza, Nashville, TN 37203

R. Milton Johnson (manager) — One Park Plaza, Nashville, TN 37203

A. Bruce Moore, Jr. (manager) — One Park Plaza, Nashville, TN 37203

To be signed by each person who signed the articles of organization:
/s/ John M. Franck II

John M. Franck II

AGENT’S AFFIDAVIT AND ACKNOWLEDGEMENT OF ACCEPTANCE
I hereby acknowledge and accept the appointment of registered agent for and on behalf of the above named limited liability company.

Registered agent(s) signature(s):
C T Corporation System

/s/ Danny Verdecchia, Jr.
Danny Verdecchia, Jr. Asst. Secretary

Sworn to and subscribed before me, the undersigned Notary Public, on this date: 6-26-09
NOTARY NAME MUST BE TYPED OR PRINTED WITH NOTARY #

/s/ Rudene Rembert
Notary Signature

(see instructions on back)

UNITED STATES OF AMERICA

State of Louisiana

UNION JUSTICE AND CONFIDENCE

Jay Dardenne

SECRETARY OF STATE

As Secretary of State, of the State of Louisiana, I do hereby Certify that a copy of a Merger document whereby WOMEN'S AND CHILDREN'S HOSPITAL, INC., organized under the laws of LOUISIANA, is merged into

HAMILTON MEDICAL CENTER, LLC

Organized under the laws of LOUISIANA,

Was filed and recorded in this Office on JUNE 30, 2009, with an effective date of JUNE 30, 2009 at 11:59 p.m.

I further certify that by virtue of the merger document, the name of the survivor is changed to

THE REGIONAL HEALTH SYSTEM OF ACADIANA, LLC

In testimony whereof, I have hereunto set my hand and caused the Seal of my Office to be affixed at the City of Baton Rouge on,

June 30, 2009

WHE 34237085K 37083358

Secretary of State

STATE OF LOUISIANA UNION JUSTICE CONFIDENCE SECRETARY OF STATE

CERTIFICATE SS 102 PRINTED SEAL (Rev. 11/06)

JAY DARDENNE
SECRETARY OF STATE
RECEIVED & FILED
DATE JUN 30 2009
CERTIFICATE OF MERGER OF
WOMEN’S AND CHILDRENS’ HOSPITAL, INC.
(a Louisiana corporation)
INTO
HAMILTON MEDICAL CENTER, LLC
(a Louisiana Limited Liability Company)
The undersigned delivers this Certificate of Merger pursuant to Louisiana R.S. 12:1360.
(1)	The name and state of each of the constituent entities is as follows:

Merging Entity: Women’s and Children’s Hospital, Inc. — Louisiana corporation

Surviving Entity: Hamilton Medical Center, LLC — Louisiana limited liability company

(2)	The effective date and time of the merger is June 30, 2009 at 11:59 p.m.

(3)	The agreement of merger was duly authorized and approved by Surviving Entity in accordance with R.S. 12:1359 and the agreement of merger was approved, adopted, certified, executed and acknowledged by Merging Entity in accordance with R.S. 12:112.

(4)	The name of the surviving entity is Hamilton Medical Center, LLC

(5)	As of the effective date and time of the merger the name of the surviving entity shall be changed from Hamilton Medical Center, LLC to The Regional Health System of Acadiana, LLC and the First Article of the Certificate of Formation shall be amended to read in its entirety as follows:
FIRST: The name of the limited liability company is The Regional Health System of Acadiana, LLC (the “Company”).
(7)	The executed agreement of merger is on file at One Park Plaza, Nashville, Tennessee 37203, the principal place of business of the surviving entity.

(8)	A copy of the agreement of merger will be furnished by the surviving entity, on request and without cost, to any member, shareholder, or partner of any constituent entity.

MERGING ENTITY:		SURVIVING ENTITY:
Women’s and Children’s Hospital, Inc.		Hamilton Medical Center, LLC

By:	/s/ Dora A. Blackwood Dora A. Blackwood	By:	/s/ John M. Franck II John M. Franck II
	Vice President and Secretary		Manager

2

STATE OF TENNESSEE	)
)
COUNTY OF DAVIDSON	)
     The undersigned, a Notary Public in and for the State of Tennessee, County of Davidson, do hereby certify that on this 30th day of June, 2009, personally appeared before me Dora A. Blackwood who, being by me first duly sworn, declared that she is the Vice President and Secretary of Women’s and Children’s Hospital, Inc., that she signed the foregoing as Vice President and Secretary of said corporation, and that the statements contained therein are true.
     I have hereunto set my hand and seal on this 30th day of June, 2009.

/s/ Shirley E. Scharf
Shirley E. Scharf
Notary Public, State of Tennessee My Commission Expires Sept. 25, 2010

STATE OF TENNESSEE	)
)
COUNTY OF DAVIDSON	)
     The undersigned, a Notary Public in and for the State of Tennessee, County of Davidson, do hereby certify that on this 30th day of June, 2009, personally appeared before me John M. Franck II, who, being by me first duly sworn, declared that he is the Manager of Hamilton Medical Center, LLC, that he signed the foregoing as Manager of said limited liability company, and that the statements contained therein are true.
     I have hereunto set my hand and seal on this 30th day of June, 2009.

/s/ Shirley E. Scharf
Shirley E. Scharf
Notary Public, State of Tennessee My Commission Expires Sept. 25, 2010